Exhibit 99.3

News Release

PartnerRe Ltd. Declares Quarterly Dividend of $0.64 Per Ordinary Share

PEMBROKE, Bermuda, July 29, 2013 — PartnerRe Ltd. (NYSE:PRE) today announced that its Board of Directors has declared a dividend of $0.64 per common share.

The dividend will be payable on August 30, 2013, to common shareholders of record on August 19, 2013.

PartnerRe Ltd. is a leading global reinsurer, providing multi-line reinsurance to insurance companies. The Company, through its wholly owned subsidiaries, also offers capital markets products that include weather and credit protection to financial, industrial and service companies. Risks reinsured include property, casualty, motor, agriculture, aviation/space, catastrophe, credit/surety, engineering, energy, marine, specialty property, specialty casualty, multiline and other lines in its Non-life operations, mortality, longevity and accident and health in its Life and Health operations, and alternative risk products. For the year ended December 31, 2012, total revenues were $5.6 billion. At March 31, 2013, total assets were $23.1 billion, total capital was $7.7 billion and total shareholders’ equity attributable to PartnerRe Ltd. was $6.9 billion.

PartnerRe on the Internet: www.partnerre.com

Contacts:	PartnerRe Ltd.	Sard Verbinnen & Co.
	(441) 292-0888	(212) 687-8080
	Investor Contact: Robin Sidders	Drew Brown/Daniel Goldstein
Media Contact: Celia Powell

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com